LODGIAN, INC.
                                          3445 PEACHTREE ROAD
                                          ATLANTA, GA 30326
                                          www.lodgian.com

[GRAPHIC OMITTED][GRAPHIC OMITTED]

                                                 : LOD


AT LODGIAN, INC.                                                                AT FRB / BSMG (WWW.FRBINC.COM)
Robert Cole               Kenneth Posner             Ginny Gaines               Todd Tarbox               Georganne Palffy
Chief Executive Officer   Chief Financial Officer    Director of Corp. Comm.    General Information       Analysts/Investors
rcole@lodgian.com         k posner@logian.com        ggaines@lodgian.com        ttarbox@frb.bsmg.com      gpalffy@frb.bsmg.com
(404) 365-3800            (404) 364-4469             (404) 365-3805             (312) 640-6742            (312) 640-6768



MONDAY, MAY 1, 2000

   LODGIAN ANNOUNCES FILING OF FORM 8-K WITH UNAUDITED YEAR-END AND FOURTH
                              QUARTER 1999 RESULTS

------------------------------------------------------------------------------


      ACTUAL 2000 FIRST QUARTER REVENUE AND OPERATING MARGINS IN-LINE WITH
                                  EXPECTATIONS

     COMPANY'S CURRENT LIQUIDITY, WORKING CAPITAL AND INTEREST COVERAGE MORE
                                 THAN ADEQUATE

    SAME-UNIT REVPAR INCREASE OF 5.9% FOR 1999 AMONG BEST FOR PUBLIC LODGING
                                    COMPANIES



     ATLANTA--MAY 1, 2000--LODGIAN, INC., (NYSE: LOD), one of the nation's largest owners and operators of hotels, today reported its unaudited fourth quarter and year-end 1999 results in a Form 8-K filing. Management expects to file the Company's 1999 Form 10-K immediately upon completion of the year-end audit. The delay in the preparation of the 1999 financial statements and, therefore, completion of the 1999 audit is primarily attributed to issues associated with the integration of multiple accounting systems into the new system used by Lodgian. Additionally, the Company was confronted with several complex accounting matters related to the Merger that required more time to satisfactorily address. The Company has already taken, and will continue to take, significant action to resolve the systems-related accounting issues.

Despite these complexities, the Company believes that there will be no material changes in the 1999 year-end unaudited financial statements when the audit is completed. The Company expects that the audit will be completed in the next several weeks.

Because of the substantial number and dollar amount of adjustments that have been recorded in the fourth quarter of 1999, management is considering the extent, if any, to which such adjustments affect a prior period and, whether taken together are sufficiently material to require a restatement. Of the charges recorded in the fourth quarter, totaling approximately $85 million, $61.7 million is directly related to the asset impairment and goodwill charges the Company had announced previously. The balance of the charges are a combination of cash and non-cash charges including professional fees, reserves for litigation, systems and merger integration costs, and franchise and brand conversion costs, among others.

The Company continues to believe that the adjustments recorded in the fourth quarter will have no material affect on its business, the market value of the Company's assets and the revenue and earnings before interest, taxes, depreciation and amortization (EBITDA) guidance management has previously provided for the year 2000. This view is supported by the Company's actual first quarter RevPAR, revenue and operating margins which were in-line with management's expectations (pre-asset sales). Moreover, management continues to anticipate the Company's second quarter RevPAR to be in-line with previously communicated expectations, with an increase of approximately 5% over 1999 levels.

The Company has provided its 1999 unaudited financial statements to its senior secured lenders and will deliver the required financial statements upon completion of the audit. Although the delivery of audited financial statements is required pursuant to its credit agreement, the Company is confident that its lenders will work with the Company during the completion of the 1999 audit. Furthermore, the unaudited financial results are in compliance with the Company's financial covenants, including the consolidated EBITDA to interest coverage ratio.

Although the Company is not currently entitled to receive advances under its existing working capital facility, management is confident that it has sufficient cash balances, working capital and cash generating capability to adequately fund its business without additional advances under the revolving credit facility.

The Company's annual meeting will be scheduled immediately after filing of the 1999 Form 10-K.

KEY ACCOMPLISHMENTS

o Repositioning and renovation strategy continues as the Company has spent approximately $30.0 million to date in 2000 on capital expenditures, thereby continuing to improve the asset quality of the portfolio.

o For 1999, twelve of the Company's non-core assets were sold, generating a total of $21 million in cash.

o Year-to-date 2000, the Company has realized another $27 million in proceeds from four additional asset sales, with more hotels slated for disposition.

o In the first quarter of 2000, the Company converted its Clarion-Pittsburgh, PA to a Crowne Plaza, completed the repositioning of its 150 room Comfort Inn-Boston to a Courtyard by Marriott and opened the new 181 room Hilton Garden in Lake Oswego, Oregon.

SUMMARY OF FOURTH QUARTER REVPAR RESULTS

For the fourth quarter 1999, Lodgian's 131 consolidated hotels consisted of 77 stabilized hotels, 33 stabilizing hotels and 21 hotels being repositioned. Total RevPAR, composed of $42.31 on an occupancy rate of 58.4 percent and $72.47 average daily rate (ADR), was as follows:


-----------------------------------------------------------------
                                     TOTAL REVPAR
                        FOURTH QUARTER ENDED DECEMBER 31, 1999

-----------------------------------------------------------------
HOTEL CLASSIFICATION    OCCUPANCY         ADR          REVPAR

-----------------------------------------------------------------
Stabilized                60.8%         $71.69         $43.58
Stabilizing               57.7%         $71.93         $41.48
Being Repositioned        52.1%         $76.08         $39.62
-----------------------------------------------------------------
Total                     58.4%         $72.47         $42.31
-----------------------------------------------------------------

The same-unit RevPAR increase of 4.3 percent for the fourth quarter 1999 consisted of 58.4 percent occupancy at a $71.84 ADR on properties owned and operated for at least 12 months. Same-unit RevPAR for the fourth quarters of 1998 and 1999 was as follows:

-----------------------------------------------------------------
                                   SAME-UNIT REVPAR
                          FOURTH QUARTER ENDED DECEMBER 31,

-----------------------------------------------------------------
HOTEL CLASSIFICATION       1998           1999        % CHANGE
-----------------------------------------------------------------
Stabilized               $43.58         $43.58           0.0%
Stabilizing              $36.43         $39.78           9.2%
Being Repositioned       $34.67         $39.62          14.3%
-----------------------------------------------------------------
Total Same-Unit          $40.22         $41.94           4.3%
-----------------------------------------------------------------

SUMMARY OF 1999 REVPAR RESULTS

For the year 1999, total RevPAR for Lodgian's 131 consolidated hotels, composed of $47.03 on an occupancy rate of 63.1 percent and $74.58 ADR, was as follows:

-----------------------------------------------------------------
                                     TOTAL REVPAR
                        TWELVE MONTHS ENDED DECEMBER 31, 1999

-----------------------------------------------------------------
HOTEL CLASSIFICATION    OCCUPANCY         ADR          REVPAR

-----------------------------------------------------------------
Stabilized                66.1%         $73.53         $48.60
Stabilizing               61.9%         $74.59         $46.17
Being Repositioned        55.4%         $78.42         $43.43
-----------------------------------------------------------------
Total                     63.1%         $74.58         $47.03
-----------------------------------------------------------------

Same-unit RevPAR for the year of 1999 increased 5.9 percent to $47.03 on an occupancy rate of 63.2 percent and $74.38 ADR. For the years 1998 and 1999, same-unit RevPAR was as follows:

-----------------------------------------------------------------
                                   SAME-UNIT REVPAR
                           TWELVE MONTHS ENDED DECEMBER 31,

-----------------------------------------------------------------
HOTEL CLASSIFICATION       1998           1999        % CHANGE
-----------------------------------------------------------------
Stabilized               $47.52         $48.79           2.7%
Stabilizing              $39.00         $45.16
                                                        15.8%
Being Repositioned       $40.89         $43.97
                                                         7.5%
-----------------------------------------------------------------
Total Same-Unit          $44.41         $47.03           5.9%
-----------------------------------------------------------------


ABOUT LODGIAN

Lodgian, Inc. owns or manages a portfolio of 127 hotels with approximately 24,000 rooms in 35 states and Canada. The hotels are primarily full service, providing food and beverage service, as well as meeting facilities. Substantially all of Lodgian's hotels are affiliated with nationally recognized hospitality brands such as Holiday Inn, Crowne Plaza, Marriott, Sheraton, Hilton and Westin.

Lodgian's common shares are listed on the New York Stock Exchange under the symbol "LOD." Lodgian is a component of both the Russell 2000(R) Index, representing small cap stocks, and the Russell 3000(R) Index, representing the broader market.

FORWARD-LOOKING STATEMENTS

Note: Statements in this press release which are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks include, among others, competition within the lodging and contract service industries; the relationship between supply and demand for hotel rooms; the effects of economic conditions; issues associated with the ongoing integration of the former Servico, Inc. and Impac Hotel Group, LLC; the acquisition and renovation of existing hotels and the development of new hotels; operating risks; the cyclical nature of the lodging industry; risks associated with the dependence on franchisers of the company's lodging properties; and the availability of capital to finance planned growth, as described in the company's filings with the Securities and Exchange Commission.

  FOR MORE INFORMATION ON LODGIAN TOLL-FREE VIA FAX, DIAL 1-800-PRO-INFO (OR
                               1-800-776-4636),
   FOLLOW THE VOICE MENU PROMPTS AND ENTER THE COMPANY TICKER LOD (OR 563) OR
       VISIT THE LODGIAN PAGE ON THE FRB WEB SITE AT WWW.FRBINC.COM

                        VISIT LODGIAN AT WWW.LODGIAN.COM

                           FINANCIAL TABLES FOLLOW...

LOGIAN, INC.
STATEMENT OF OPERATIONS
(in thousands, except per share amounts)


                                                                   THREE MONTHS ENDED                          YEAR ENDED
                                                                       DECEMBER 31,                           DECEMBER 31,
                                                                  1999             1998                 1999              1998
                                                                  ----             ----                 ----              ----
                                                               UNAUDITED         UNAUDITED           UNAUDITED

Revenues:
   Rooms                                                       $ 96,313          $ 70,589          $ 424,525         $ 267,862
   Food & beverage                                               38,456            32,661            139,474           107,334
   Other                                                          5,959             5,335             28,416            20,018
                                                               --------          --------          ---------         ---------
          Total Revenue                                         140,728           108,585            592,415           395,214
                                                               --------          --------          ---------         ---------

Operating expenses:
  Direct:
    Rooms                                                        31,177            21,301            121,512            75,316
    Food and beverage                                            27,679            24,068            102,030            81,643
    Other                                                         4,589             3,094             17,357            11,023
 General and administrative                                       9,025             2,843             27,006            10,080
 Depreciation and amortization                                   15,757             8,586             56,359            31,114
 Other                                                           50,856            33,153            178,249           118,927
                                                               --------          --------          ---------         ---------
Total Operating expenses                                        139,083            93,045            502,513           328,103
                                                               --------          --------          ---------         ---------

Income from operations                                            1,645            15,540             89,902            67,111
 Other income (expenses):
 Interest income and other                                          419               (85)               279              (176)
 Interest expense                                               (21,384)           (8,485)           (78,840)          (30,378)
 Impairment of long-lived assets                                (40,283)                             (40,283)
 Write off of goodwill                                          (20,748)                             (20,748)
 Gain (Loss) on asset disposition                                                                      1,242              (432)
 Settlement on swap transactions                                                                                       (31,492)
 Merger and other nonrecurring items                            (10,090)           (3,400)           (10,090)           (3,400)
 Minority interests - Preferred
     Redeemable Securities                                       (3,072)           (3,152)           (13,224)           (6,475)
                                                               --------          --------          ---------         ---------

(Loss) income before income taxes
 and extraordinary item                                         (93,513)              418            (71,762)           (5,242)
(Benefit) provision for income taxes                            (28,399)              167            (19,699)           (2,097)
                                                               --------          --------          ---------         ---------
(Loss) income before extraordinary item                         (65,114)              251            (52,063)           (3,145)
Extraordinary loss, net of tax benefit                           (1,414)             (934)            (7,750)           (2,076)
                                                               --------          --------          ---------         ---------
Net (loss) income                                              $(66,528)         $   (683)         $ (59,813)        $  (5,221)
                                                               ========          ========          =========         =========

Earnings (loss) per common share:

 (Loss) income before extraordinary item                       $  (2.34)         $   0.01          $   (1.91)        $   (0.16)
 Extraordinary item                                               (0.05)            (0.05)             (0.28)            (0.10)
                                                               --------          --------          ---------         ---------
Net (loss) income                                              $  (2.39)         $  (0.04)         $   (2.19)        $   (0.26)
                                                               ========          ========          =========         =========

Weighted average shares outstanding,
 basic and assuming dilution                                     27,807            23,740             27,222            20,245

Earnings before interest, taxes,
 depreciation and amortization (EBITDA)                        $ 17,402          $ 24,126          $ 147,257         $  98,225
                                                               ========          ========          =========         =========
